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               SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported) - December 30, 1993



                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)



   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)


     1500 Colorado National Building, 950 - 17th Street, Denver, CO 80202
       (Address of principal executive offices)     (Zip Code)


      Registrant's telephone number, including area code: (814)368-7171





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Item 2.  Acquisition or Disposition of Assets

       On December 30, 1993, Forest Oil Corporation (Forest) completed the purchase of a 35.65% working interest in the Loma Vieja/Martinez Field located in Zapata and Jim Hogg Counties, Texas, from Wagner & Brown, Ltd. for a total consideration of $60 million. The property had gross daily production of approximately 61 million cubic feet of natural gas from 11 wells.

       Forest completed the purchase on December 10, 1993 of the interest of Atlantic Richfield Company (ARCO) in Chandeleur Sound 32 offshore in the Gulf of Mexico and two onshore fields, Barbers Hill Field and the Katy Field in the Gulf Coast area for $26.5 million. These properties have daily net production of approximately 6.5 million cubic feet of natural gas and 600 barrels of oil.

       On December 14, 1993, Forest also purchased interests in five offshore fields in the Gulf Coast area from Sandefer Offshore Company (Sandefer) for $24.7 million. The estimated recoverable reserves from these properties are approximately 19.3 billion cubic feet of natural gas and 1.5 million barrels of oil and condensate.

       Forest acquired additional working interests in two of the properties it acquired in late 1993 from ARCO. The interests acquired were the remaining 30% working interest (and operatorship) in Chandeleur Sound 32 from Davis Petroleum Corp. for $3.5 million on December 28, 1993 and an additional 1% working interest in the Katy Field in Texas from Eland for $860,000 on January 6, 1994.

       On December 30, 1993, Forest closed a non-recourse loan agreement arranged by Enron Finance Corp., an affiliate of Enron Gas Services, that provides for borrowings of up to $70 million. Approximately $51.6 million was advanced to Forest in 1993 to provide financing for a portion of the offshore Louisiana and South Texas properties acquired from Wagner & Brown, Ltd. and Sandefer, as described above.

       Another $5.8 million of the loan proceeds were advanced in 1993 for development work. Under the terms of the loan agreement, additional funds may be advanced to fund a portion of the development projects which will be undertaken by Forest on the properties pledged as security for the loan.

     Forest entered into a $50,000,000 secured master credit facility with The Chase Manhattan Bank, N.A. as agent on December 1, 1993. Under the credit facility, Forest may initially borrow up to $25,000,000 for the acquisition or development of proved oil and gas reserves, which amount is subject to semi-annual redetermination, and up to $10,000,000 for working capital and general corporate purposes. The credit facility is secured by a mortgage on substantially all of Forest's existing proved oil and gas properties and related assets, subject to existing liens of volumetric production payment agreements. The maturity date of loans under the facility is December 31, 1996.


Item 7.  Financial Statements and Exhibits

       (a)  Financial Statements of Businesses Acquired
               It is impractical to file the financial statements and pro forma financial information currently.
               They will be filed no later than 60 days after this Form 8-K must be filed.

       (b)  Pro Forma Financial Information
               It is impractical to file the financial statements and pro forma financial information currently.
               They will be filed no later than 60 days after this Form 8-K must be filed.

       (c)  Exhibits

        4.1 Loan Agreement between Forest Oil Corporation and             CE
            Joint Energy Development Investments Limited
            Partnership dated as of December 28, 1993.

        4.2 Deed of Trust, Assignment of Production, Security             CE
            Agreement and Financing Statement dated as of December 28, 1993 by and between Forest Oil Corporation and Joint Energy Development Investments Limited
            Partnership.

        4.3 Act of Mortgage, Assignment of Production, Security           CE
            Agreement and Financing Statement dated as of December 28, 1993 between Forest Oil Corporation and
            Joint Energy Development Investments Limited
            Partnership.


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)

Dated:  January 14, 1994           By  /s/  Daniel L. McNamara
                                      __________________________
                                        Daniel L. McNamara
                                        Secretary